Exhibit 99.1

UNION PACIFIC REPORTS FIRST QUARTER RESULTS

FOR IMMEDIATE RELEASE:

OMAHA, Neb., April 21, 2005 – Union Pacific Corporation (NYSE: UNP) today reported earnings of $.48 per diluted share, or net income of $128 million in the first quarter of

2005 compared to earnings of $.63 per diluted share, or net income of $165 million for the first quarter of 2004.

“Operationally, our performance has improved since the beginning of the year, but our earnings were impacted by the network challenges we continue to face as well as the West Coast storm. We estimate that the storm adversely affected net income by approximately $34 million,”

said Dick Davidson, chairman and chief executive officer. “The bright spot continues to be the strong demand, particularly in our Energy and Industrial Products markets. Operating revenue grew by nine percent to $3.2 billion – a first quarter record and the fourth consecutive quarter that we’ve topped the $3 billion mark.”

First Quarter Overview

•

Union Pacific Corporation reported record operating revenue of $3.2 billion in the first quarter of 2005 compared to last year’s $2.9 billion. Operating income in the first quarter of

2005 was $313 million compared to $314 million for the same period in 2004.

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•	Commodity revenue was a first quarter record of $3.0 billion, up 8 percent, compared to $2.8 billion in 2004. Drivers of the increase were a 1 percent increase in volumes as well as higher fuel surcharge recoveries and improved yields.
•	First quarter 2005 average revenue per car was at an all-time best of $1,306 per car, versus
$1,214 in the first quarter of 2004.
•	The operating margin decreased to 9.9 percent in the first quarter of 2005 from 10.9 percent in 2004, primarily due to the impact of the January storm and higher fuel prices.
•	The Railroad’s average quarterly fuel price of $1.45 per gallon compares to $1.02 per gallon paid a year ago.
•	Although impacted by the January storm, quarterly average system speed, as reported to the
Association of American Railroads, averaged 21.1 mph, 0.8 mph slower than the first quarter of 2004, but 0.6 mph higher than the prior quarter.
2005 First Quarter Commodity Revenue Summary versus 2004
•	Energy up 14 percent
•	Industrial Products up 12 percent
•	Agriculture up 9 percent
•	Chemicals up 8 percent
•	Intermodal up 3 percent
•	Automotive down 1 percent

“Energy and Industrial Products posted best-ever revenue performances this quarter,”

Davidson said. “We see solid demand continuing, with the primary exception being Automotive,

which has been affected by softer auto production.”

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Looking Forward

“Improvements in our operating metrics are encouraging. Although we’ll face daily challenges, we believe our network management initiatives are gaining traction and we will work to build on that momentum,” Davidson said. “Demand for our services remains strong and our task is to leverage that strength into better bottom-line results. As we continue to restore fluidity to our network, our customers, our employees and our shareholders will benefit.”

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, is the largest railroad in North America,

covering 23 states across the western two-thirds of the United States. A strong focus on quality and a strategically advantageous route structure enable the company to serve customers in critical and fast growing markets. The Railroad is a leading carrier of low-sulfur coal used in electrical power generation and has broad coverage of the large chemical-producing areas along the Gulf Coast. With competitive long-haul routes between all major West Coast ports and eastern gateways and as the only railroad serving all six gateways to Mexico, Union Pacific has the premier rail franchise in North America.

Supplemental financial information is attached.

Additional information regarding Union Pacific is available on our Web site:

www.up.com. Our contact for investors is Jennifer Hamann at (402) 544-4227. Our media contact is Kathryn Blackwell (402) 544-3753.

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**********

This press release and related materials may contain statements about the Corporation’s future that are not statements of historical fact. These statements are, or will be, forward-looking statements as defined by the

Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, statements regarding: expectations as to continued or increasing demand for rail transportation in excess of supply; expectations regarding operational improvements, including the effectiveness of network management initiatives that have been or will be implemented to improve system velocity, customer service and shareholder returns; expectations as to increased returns, cost savings, revenue growth and earnings; expectations regarding fuel price; the time by which certain objectives will be achieved, including expected improvements in velocity and implementation of network management initiatives; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; and statements concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial and operational results, and future economic performance; and statements of management’s beliefs, expectations, goals and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved.

Forward-looking information, including expectations as to operational, service and network fluidity improvements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.

Important factors that could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to: whether the Corporation and its subsidiaries are fully successful in implementing their financial and operational initiatives, including those plans and management initiatives to improve system velocity and network performance or otherwise improve operations; industry competition,

conditions, performance and consolidation; general legislative and regulatory developments, including possible enactment of initiatives to re-regulate the rail business; legislative, regulatory and legal developments involving taxation, including enactment of new federal or state income tax rates, revisions of controlling authority and the outcome of tax claims and litigation; changes in securities and capital markets; natural events such as severe weather, fire, floods and earthquakes; the effects of adverse general economic conditions, both within the United

States and globally; any adverse economic or operational repercussions from terrorist activities and any governmental response thereto; war or risk of war; changes in fuel prices; changes in labor costs; labor stoppages; and the outcome of claims and litigation, including those related to environmental contamination,

personal injuries, and occupational illnesses arising from hearing loss, repetitive motion and exposure to asbestos and diesel fumes.

Forward-looking statements speak only as of the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and,

therefore, information on the website is not, and should not be construed to be, incorporated by reference herein.

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED INCOME

For the Three Months Ended March 31

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	2005	2004	Pct Chg

Operating Revenues	$3,152	$2,893	9

Operating Expenses
Salaries and Benefits	1,099	1,011	9
Equipment and Other Rents	353	327	8
Depreciation	289	274	5
Fuel and Utilities	539	389	39
Materials and Supplies	135	123	10
Purchased Services and Other	424	455	(7)

Total Operating Expenses	2,839	2,579	10

Operating Income	313	314	-

Other Income - Net	20	28	(29)
Interest Expense	(132)	(135)	(2)

Income Before Income Taxes	201	207	(3)
Income Tax Expense	(73)	(42)	74

Net Income	$128	$165	(22)

Basic Earnings Per Share	$0.49	$0.64	(23)

Diluted Earnings Per Share	$0.48	$0.63	(24)

April 21, 2005	(1)

UNION PACIFIC RAILROAD

REVENUE DETAIL

For the Three Months Ended March 31

(Unaudited)

	2005	2004	Pct Chg

Commodity Revenue (000):

Agricultural	$447,902	$411,250	+	9

Automotive	293,105	296,801	–	1

Chemicals	441,019	410,108	+	8

Energy	667,783	586,464	+	14

Industrial Products	630,196	562,716	+	12

Intermodal	523,927	510,065	+	3

Total	$3,003,932	$2,777,404	+	8

Revenue Carloads:

Agricultural	215,755	230,644	–	6

Automotive	192,317	203,210	–	5

Chemicals	227,742	223,759	+	2

Energy	573,987	541,143	+	6

Industrial Products	358,560	364,474	–	2

Intermodal	731,843	724,851	+	1

Total	2,300,204	2,288,081	+	1

Average Revenue per Car:

Agricultural	$2,076	$1,783	+	16

Automotive	1,524	1,461	+	4

Chemicals	1,936	1,833	+	6

Energy	1,163	1,084	+	7

Industrial Products	1,758	1,544	+	14

Intermodal	716	704	+	2

Total	$1,306	$1,214	+	8

April 21, 2005	(2)

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED FINANCIAL POSITION

As of March 31, 2005 and December 31, 2004

(Dollars in Millions)

(Unaudited)

	March 31, 2005	December 31, 2004
Assets:
Cash and Temporary Investments	$732	$977
Other Current Assets	1,634	1,313
Investments	777	767
Properties - Net	31,230	31,014
Other Assets	641	518

Total	$35,014	$34,589

Liabilities and Shareholders’ Equity:
Current Portion of Long Term Debt	$145	$150
Other Current Liabilities	2,405	2,366
Long Term Debt	7,919	7,981
Deferred Income Taxes	9,461	9,180
Other Long Term Liabilities	2,276	2,257
Common Shareholders’ Equity	12,808	12,655

Total	$35,014	$34,589

April 21, 2005	(3)

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED CASH FLOWS

For the Three Months Ended March 31

(Dollars in Millions)

(Unaudited)

	2005	2004

Operating Activities:
Net Income	$128	$165
Depreciation	289	274
Deferred Income Taxes	36	109
Other	(2)	(226)

Cash Provided by Operating Activities	451	322

Investing Activities:
Capital Investments	(476)	(389)
Other	(144)	(84)

Cash Used in Investing Activities	(620)	(473)

Financing Activities:
Dividends Paid	(78)	(77)
Debt Repaid	(54)	(55)
Financings and Other - Net	56	31

Cash Used in Financing Activities	(76)	(101)

Net Change in Cash and Temporary Investments	$(245)	$(252)

Non-Cash Capital Lease Financings	$-	$-

April 21, 2005	(4)

APPENDIX

UNION PACIFIC CORPORATION

OPERATING AND FINANCIAL STATISTICS

For the Three Months Ended March 31

(Unaudited)

	2005	2004	Pct Chg

Operating Statistics:
Revenue Carloads (Thousands)	2,300	2,288	1
Revenue Ton-Miles (Billions)	137.5	134.6	2
Gross Ton-Miles (GTMs) (Billions)	258.4	251.9	3
Operating Margin	9.9%	10.9%	(1.0	)pt
Operating Ratio	90.1%	89.1%	1.0	pt
Average Employees	49,096	46,838	5
GTMs (Millions) per Average Employee	5.26	5.38	(2)
Average Fuel Price Per Gallon	$1.45	$1.02	42
Fuel Consumed in Gallons (Millions)	344	348	(1)
Fuel Consumption Rate (Gal per 000 GTM)	1.33	1.38	(4)

AAR Reported Performance Measures:
Average Train Speed (Miles per Hour)	21.1	21.9	(4)
Average Terminal Dwell Time (Hours)	29.5	29.8	(1)

Financial:
Average Basic Shares Outstanding (Millions)	261.4	258.7	1
Average Diluted Shares Outstanding (Millions)	264.3	262.5	1
Effective Tax Rate	36.3%	20.3%	16.0	pt
Debt to Capital (a)	38.6%	39.1%	(0.5	)pt
Lease Adjusted Debt to Capital (b)	44.5%	45.1%	(0.6	)pt
Free Cash Flow (After Dividends) (Millions) (c)	$(247)	$(228)	(8)

(a)	Debt to capital is computed as follows: total debt divided by total debt plus equity. 2004 percentages are as of December 31, 2004.

(b)	Lease adjusted debt to capital is computed as follows: total debt plus net present value of operating leases divided by total debt plus equity plus net present value of operating leases. 2004 percentages are as of December 31, 2004.

(c)	Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional external financings. The following table reconciles cash provided by operating activities (GAAP measure) to free cash flow:

	Year-to-Date
	2005	2004
Cash Provided by Operating Activities	$451	$322
Cash Used in Investing Activities	(620)	(473)
Dividends Paid	(78)	(77)
Non-Cash Capital Lease Financings	-	-

Free Cash Flow	$(247)	$(228)

April 21, 2005	(A-1)